Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Morgan Stanley Private Markets and Alternatives Fund-Balanced

Tendered Pursuant to the Offer to Purchase
Dated November 13, 2026

The Offer and Withdrawal Rights Will Expire at
and This Notice of Withdrawal Must Be Received by
Morgan Stanley Private Markets and Alternatives Fund-Balanced by
4:00pm, Eastern Time, on December 14, 2026,
Unless the Offer Is Extended.

Shareholders that are Morgan Stanley Wealth Management clients (“Morgan Stanley
Wealth Management Shareholders”) should inform their Financial Advisor/Private
Wealth Advisor if they intend to rescind the previously submitted Tender Request.
Morgan Stanley Wealth Management Shareholders should contact their
Financial Advisor/Private Wealth Advisor to cancel previously submitted tickets on their Order Entry system, prior to the deadline above.

Shareholders that are not Morgan Stanley Wealth Management Shareholders should complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Morgan Stanley Private Markets and Alternatives Fund-Balanced:

Overnight Delivery:	Regular Mail:
225 Pictoria Drive	PO Box 46707
Suite 450	Cincinnati, OH 45246
Cincinnati, Ohio 45246

For additional information:

Phone: (877) 562-1686
Fax: (402) 963-9094

D-1

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

Morgan Stanley Wealth Management Shareholders:

●	Morgan Stanley Wealth Management Shareholders should inform their Financial Advisor/Private Wealth Advisor to rescind the previously submitted Tender Request.

●	Please ensure that your Financial Advisor/Private Wealth Advisor cancels the previously submitted ticket on their Order Entry system by 4:00pm, Eastern Time, on the Expiration Date.

MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD NOT FAX OR MAIL A NOTICE OF WITHDRAWAL OF TENDER DIRECTLY TO THE FUND

Shareholders that are not Morgan Stanley Wealth Management Shareholders:

The undersigned previously tendered all or some of its shares in Morgan Stanley Private Markets and Alternatives Fund-Balanced (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated November 13, 2026 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

Class A Shares $__________ Class I Shares $__________.

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be purchased by the Fund.

☐	SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

Class A Shares $__________ Class I Shares $__________.*

*	NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Fund. If an increase in the dollar value of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

D-2

SIGNATURE(S):

Date: ________________________

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Joint Tenant

FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name and Title of Co-Signatory

D-3